Exhibit 10.1
THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of January 22, 2009, is by and among SUNAIR SERVICES CORPORATION (f/k/a SUNAIR ELECTRONICS, INC.), a Florida corporation (the “Borrower”), each of those subsidiaries of the Borrower party hereto (each a “Guarantor”, and collectively, the “Guarantors”), the several banks and other financial institutions (the “Lenders”) from time to time party to the Credit Agreement (defined below) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (the “Agent”). Capitalized terms used herein without definition have the respective meanings set forth in the Credit Agreement. References herein to “Sections” are to Sections of the Credit Agreement unless otherwise indicated.
RECITALS
     A. The Borrower, the Guarantors, the Lenders and the Agent have entered into that certain Credit Agreement, dated as of June 7, 2005, as amended by that certain First Amendment to Credit Agreement dated May 14, 2007 and Second Amendment to Credit Agreement dated as of February 12, 2008 (as amended, supplemented or otherwise modified, the “Credit Agreement”).
     B. The Borrower, the Guarantors, the Lenders and the Agent have agreed to modify the Credit Agreement in the manner hereinafter set forth:
     NOW, THEREFORE, the parties hereto agree as follows:
     1. The Credit Agreement is hereby amended as follows:
     (a) Section 1.1 is hereby amended by amending in its entirety the following definition so that such definition now reads as follows.
     “Revolving Commitment Termination Date” shall mean January 2, 2010.
     (b) Section 2.1(a) is amended in its entirety so that such Section now reads as follows.
     (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender’s share of outstanding Revolving Loans [p] such Lender’s LOC Commitment Percentage of LOC Obligations shall not exceed such Lender’s Revolving Commitment Percentage of the aggregate Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the sum of the aggregate amount of outstanding Revolving Loans plus LOC Obligations shall not exceed the aggregate Revolving Committed Amount then in effect. For purposes hereof, the aggregate amount available hereunder shall be SEVEN MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($7,750,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 2.4 including, without limitation, scheduled mandatory reductions and the maintenance of Reserves, the “Revolving Committed Amount”). Revolving Loans shall consist solely of Fixed LIBOR Rate Loans and may be repaid and re- borrowed in accordance with the provisions hereof. Fixed LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office.
     (c) Section 2.1(d) is amended by deleting subsection (1) thereof. Such deletion is intended to remove the Floating LIBOR Rate option from the Credit Agreement in its entirety. Consequently, all references to the Floating LIBOR Rate option and the right to convert from one Type of Loan to another Type of Loan are deleted from the Credit Agreement and each other Loan Document. From and after the date of this Third Amendment, all outstanding Loans and all Loans hereafter advanced under the Credit Agreement shall be Fixed LIBOR Rate Loans, notwithstanding anything to the contrary contained in any of the Loan Documents. There shall not be more than five (5) Tranches of Fixed LIBOR Rate Loans outstanding at any time.
     (d) Section 2.1(d)(ii) is renumbered as Section 2.1(d)(i).
     (e) Section 2.2(a) is amended to reduce the LOC Committed Amount from THREE MILLION DOLLARS ($3,000,000) to ONE MILLION DOLLARS ($1,000,000).
     (f) Section 2.3(a) is deleted in its entirety. All unpaid Commitment Fees payable thereunder for periods prior to January 1, 2009 shall be paid upon execution by the Credit Parties of this Third Amendment. No Commitment Fees shall accrue or be payable for any period commencing on or after January 1, 2009.
     (g) Section 2.4(b) is amended in its entirety so that such Section now reads as follows:
     (b) Mandatory Reductions. The Revolving Commitment Amount shall be reduced to $7,500,000 on March 31, 2009, to $6,750,000 on June 30, 2009, and to $5,500,000 on September 30, 2009 and thereafter.
     (h) Section 5.9(a) is amended in its entirety, such amendment to be effective as of September 30, 2008, so that such Section reads as follows:
     (a) Leverage Ratio. The Leverage Ratio shall be less than or equal to the following amounts as of the last day of each fiscal quarter ending during the following periods:

MAXIMUM
PERIOD	RATIO
Through September 30, 2008	6.00
October 1, 2008 through December 31, 2008	3.90
January 1, 2009 through March 31, 2009	3.25
April 1, 2009 through June 30, 2009	2.65
July 1, 2009 and thereafter	1.90

     (i) Section 5.9(b) is amended in its entirety, such amendment to be effective as of September 30, 2008, so that such Section reads as follows:
     (b) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio shall be at least the following amounts as of the last day of each fiscal quarter ending during the following periods:

MAXIMUM
PERIOD	RATIO
Through September 30, 2008	1.00
October 1, 2008 through December 31, 2008	1.00
January 1, 2009 through March 31, 2009	1.05
April 1, 2009 through June 30, 2009	1.10
July 1, 2009 and thereafter	1.20

     (j) Section 5.9(c) is amended in its entirety, such amendment to be effective as of September 30, 2008, so that such Section reads as follows:
     (c) Consolidated EBITDA. Consolidated EBITDA shall not be less than each of the following amounts for each of the rolling four fiscal quarterly periods ending as of the last day of each fiscal quarter ending during the following periods:

MAXIMUM
PERIOD	RATIO
Through September 30, 2008	$1,700,000.00
October 1, 2008 through December 31, 2008	$1,800,000.00
January 1, 2009 through March 31, 2009	$2,050,000.00
April 1, 2009 through June 30, 2009	$2,300,000.00
July 1, 2009 and thereafter	$2,800,000.00

     (k) Section 9.13 is amended in its entirety so that such Section now reads as follows:
     Section 9.13 Governing Law.
     This Credit Agreement, the Notes and each of the other Credit Documents, and the rights and obligations of the parties under the Credit Agreement, the Notes and each of the other Credit Documents, shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida.

     The foregoing amendment is intended to change the governing law provisions of all Credit Documents and, as such, shall be deemed an amendment to each Credit Document.
     The first sentence of Section 9.14 (Consent to Jurisdiction and Service of Process) is amended in its entirety so that such sentence now reads as follows:
     Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document shall be brought in the courts of the State of Florida in Broward County or of the United States for the Southern District of Florida, and, by execution of this Credit Agreement, each of the Borrower and the other Credit Parties accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement or any other Credit Document from which no appeal has been take or is available.
     2. In connection with the execution of this Third Amendment, Borrower agrees to pay the Agent a loan modification fee in the amount of $40,000 on the date hereof, and this Third Amendment shall not be effective until the receipt in full of such amount.
     3. To induce the Agent and the Lenders to enter into this Third Amendment, Borrower represents and warrants to the Agent and the Lenders that (i) except for Middleton Pest Control, Inc., Sunair Florida Pest Holdings, Inc., Sunair Pest Holdings, Inc., Sunair Communications, Inc., Sunair Southeast Pest Holdings, Inc. and Sunair Holdings Inc., there are no other Domestic Subsidiaries which, pursuant to Section 5.10, are required to be Guarantors, (ii) after giving effect to this Third Amendment, no Default or Event of Default exists, and (iii) all corporate and other action necessary to authorize the Credit Parties to enter into and execute this Third Amendment, and to perform their respective obligations hereunder, have been taken.
     4. Borrower agrees to execute such additional documents as are reasonably requested by the Agent to reflect the terms and conditions of this Third Amendment and will cause to be delivered such certificates, legal opinions and other documents as are reasonably required by the Agent. In addition, the Borrower will pay all costs and expenses in connection with the preparation, execution and delivery of the documents executed in connection with this transaction, including, without limitation, the reasonable fees and out-of-pocket expenses of special counsel to the Agent as well as any and all filing and recording fees and stamp and other taxes with respect thereto and to save the Agent harmless from any and all such costs, expenses and liabilities.

     5. Except as expressly amended hereby, all of the provisions of the Credit Agreement and the Credit Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein are the only amendments being made by this Third Amendment, any waivers of any provisions of the Credit Agreement or other Credit Documents granted prior to the date hereof shall be limited to such waiver on the date waived, and, in each case, the amendments and the waivers shall not be deemed to be a waiver of, an amendment to, consent to or modification of any other term or provision of the Credit Agreement or any other Credit Document or any transaction or further or future action on the part of the Borrower which would require the consent of the Lenders under the Credit Agreement or any of the Credit Documents.
     6. This Third Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein or therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.
     7. At such time as this Third Amendment shall become effective, all references in the Credit Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Third Amendment.
     8. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     9. This Third Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Third Amendment to produce or account for more than one counterpart.
     10. THIS THIRD AMENDMENT AND THE OTHER DOCUMENTS AND AGREEMENTS EXECUTED IN CONNECTION HEREWITH (UNLESS SPECIFICALLY STIPULATED TO THE CONTRARY IN SUCH DOCUMENT OR AGREEMENT), AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
[Three execution pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:	SUNAIR SERVICES CORPORATION (Vida SUNNAIR ELECTRONICS, INC.)
	By:	/s/ Jack I. Ruff
		Name:	Jack I. Ruff
		Title:	President and Chief Executive Officer

MIDDLETON PEST CONTROL, INC. GUARANTORS:
By:	/s/ Jack I. Ruff
	Name:	Jack I. Ruff
	Title:	President

SUNAIR SOUTHEAST PEST HOLDINGS, INC.
By:	/s/ Jack I. Ruff
	Name:	Jack I. Ruff
	Title:	President

SUNAIR PEST HOLDINGS, INC.
By:	/s/ Jack I. Ruff
	Name:	Jack I. Ruff
	Title:	President

[Two execution pages follow]

SUNAIR HOLDINGS, INC. (f/k/a Sunair Services Corporation
SUNAIR FLORIDA PEST HOLDINGS, INC.
[One execution page follows]

By:	/s/ Jack I. Ruff
	Name:	Jack I. Ruff
	Title:	President

SUNAIR COMMUNICATIONS, INC.
By:	/s/ Jack I. Ruff
	Name:	Jack I. Ruff
	Title:	President

By:	/s/ Jack I. Ruff
	Name:	Jack I. Ruff
	Title:	President

ADMINISTRATIVE AGENT AND SOLE LENDER: WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Pat Schnitzer
	Name:	Pat Schnitzer, Senior Vice President